Exhibit 99.1

AvidXchange Announces Third Quarter 2021 Financial Results

Revenue Increased 37% Year-over-year, Driven by 40% Total Payment Volume Growth for the Quarter

Charlotte, N.C. – November 16, 2021 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the third quarter ended September 30, 2021.

“I am pleased to report that we delivered strong third quarter results highlighted by 37% year-over-year revenue growth and 40% growth in total payment volume. We believe our strong results reflect continued demand for our software enabled, accounts payable automation and payment solutions along with solid execution against our key growth initiatives,” said Michael Praeger, CEO & Co-Founder of AvidXchange. “We are seeing momentum and continued success of our ‘AvidXchange Business Flywheel’ and are looking to capture the significant greenfield opportunity that exists in the middle market B2B payments segment.”

Third Quarter 2021 Financial Highlights:

•
Total revenue was $65.2 million, an increase of 37% year-over-year, compared with $47.6 million in the third quarter of 2020.
•
GAAP net loss was $(35.5) million, compared with a net loss of $(18.0) million in the third quarter of 2020.
•
Non-GAAP net loss was $(15.3) million, compared with a non-GAAP net loss of $(14.9) million in the third quarter of 2020.
•
GAAP gross profit was $34.3 million, or 53% of total revenue, compared with $22.4 million, or 47% of revenue in the third quarter of 2020.
•
Non-GAAP gross profit was $39.5 million, or 61% of total revenue, compared with $26.7 million, or 56% of revenue in the third quarter of 2020.
•
Adjusted EBITDA was $(6.0) million compared with $(6.2) million in the third quarter of 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

Third Quarter 2021 Key Business Metrics and Highlights:

•
Total transactions processed in the third quarter of 2021 was 16.1 million, an increase of 17% from 13.7 million in the third quarter of 2020.
•
Total payment volume in the third quarter of 2021 was $14.0 billion, an increase of 40% from $10.0 billion in the third quarter of 2020.

•
Transaction yield in the third quarter of 2021 was $4.05, an increase of 17% from $3.46 in the third quarter of 2020.
•
AvidXchange completed the acquisition of FastPay, a leading provider of payments automation solutions for the media industry. With this deal, AvidXchange expands its portfolio of automated payments technologies and services to middle market companies across the media landscape in the U.S.
•
AvidXchange announced the appointment of Joseph Fox as Chief Product Officer to lead the company’s overall product strategy and drive more value for customers through accelerated product innovation.

Full Year 2021 Financial Outlook

As of November 16, 2021, AvidXchange anticipates full year 2021 revenue and adjusted EBITDA to be in the following ranges (in millions):

Full Year 2021 Guidance
Revenue	$244.5M - $245.5M
Adjusted EBITDA(1)	$(30.1)M - $(28.1)M

(1)
A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Earnings Teleconference Information

AvidXchange will discuss its third quarter financial results during a teleconference today, November 16, 2021, at 5:00 PM ET. The conference call can be accessed by dialing 1-833-756-0859 (domestic) or 1-412-317-5749 (international) (Access code: AvidXchange Holdings Inc. call). A replay of the conference call will be available through November 23, 2021 at 1-877-344-7529 (domestic) or 1-412-317-0088 (international). The replay passcode is 10160829. The call will also be broadcast simultaneously via webcast at https://ir.avidxchange.com/. Following the completion of the call, a recorded replay of the webcast will be available on AvidXchange’s website. In addition to the conference call, supplemental information is available on the Investor Relations section of AvidXchange’s website at https://ir.avidxchange.com/.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 7,000 businesses and it has made payments to more than 700,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements generally relate to future events or our future financial or operating performance and often contain words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “future,” “likely,” “may,” “should,” “will” and similar words and phrases indicating future results. The information presented in this press release related to our expectations of future performance, including guidance for our revenue and adjusted EBITDA for the full year 2021, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements.

Factors which could cause actual results or effects to differ materially from those reflected in forward-looking statements include, but are not limited to, the risk factors and other cautionary statements described in registration statements and periodic reports we file with the SEC, including our prospectus as filed with the SEC pursuant to Rule 424(b)(4) on October 14, 2021 which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. Any forward-looking statements made by us in this press release are based only on information currently available to us and speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release and related conference call in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Adjusted EBITDA, Non-GAAP Net Loss, and Free Cash Flow.

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, Non-GAAP Net Loss, and Free Cash Flow in this press release. We define Non-GAAP Gross Profit as revenue less cost of revenue excluding the portion of depreciation and amortization expense and stock-based compensation expense allocated to our cost of revenues. We define adjusted EBITDA as our net loss before depreciation and amortization of property and equipment, amortization of software development costs, amortization of acquired intangible assets, impairment and write-off of intangible assets, interest income and expense, income tax expense, stock-based compensation expense, transaction and acquisition-related costs expensed, and non-recurring items not indicative of ongoing operations of our business. We define Non-GAAP Net Loss as Net Loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, and non-recurring items not indicative of ongoing operations of our business. We define Free Cash Flow as cash flow from (used) in operating activities less purchase of plant, property and equipment and capitalization of internal-use software costs.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.

We define transactions processed as the number of invoice transactions and payment transactions, such as invoices, purchase orders, checks, ACH payments and VCCs, processed through our platform during a particular period. We believe that transactions processed is an important measure of our business because it is a key indicator of the use by both buyers and suppliers of our solutions and our ability to generate revenue, since a majority of our revenue is generated based on transactions processed.

We define total payment volume as the dollar sum of buyers’ AP payments paid to their suppliers through the AvidPay Network during a particular period. We believe total payment volume is an important measure of our AvidPay Network business as it quantifies the demand for our payment services.

We define transaction yield as the total revenue during a particular period divided by the total transactions processed during such period. We believe that transaction yield is an important measure of the value of solutions to buyers and suppliers as we scale.

Contacts:

Media Contact:

Olivia Sorrells

osorrells@avidxchange.com

704.615.7603

Investor Contact:

ir@avidxchange.com

AvidXchange Holdings, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$65,176	$47,600	$179,144	$133,065
Cost of revenues (exclusive of depreciation and amortization expense)	25,792	20,972	71,343	61,638
Operating expenses
Sales and marketing	16,118	11,763	44,176	35,279
Research and development	15,672	11,055	43,225	32,156
General and administrative	15,564	10,357	45,498	30,813
Impairment and write-off of intangible assets	-	-	574	924
Depreciation and amortization	8,164	6,953	22,334	20,733
Total operating expenses	55,518	40,128	155,807	119,905
Loss from operations	(16,134)	(13,500)	(48,006)	(48,478)
Other income (expense)
Interest income	35	613	332	1,590
Interest expense	(4,874)	(5,039)	(14,985)	(15,016)
Change in fair value of derivative instrument	(14,552)	-	(14,690)	(6,545)
Charge for amending financing advisory engagement letter - related party	-	-	(50,000)	-
Other expenses	(19,391)	(4,426)	(79,343)	(19,971)
Loss before income taxes	(35,525)	(17,926)	(127,349)	(68,449)
Income tax expense	2	58	203	175
Net loss	$(35,527)	$(17,984)	$(127,552)	$(68,624)

Accretion of convertible preferred stock	(5,012)	(5,577)	(14,417)	(15,996)
Net loss attributable to common stockholders	$(40,539)	$(23,561)	$(141,969)	$(84,620)
Net loss per share attributable to common stockholders, basic and diluted	$(0.71)	$(0.42)	$(2.60)	$(1.73)
Weighted average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	57,174,627	55,721,646	54,617,200	48,855,189

AvidXchange Holdings, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30,	As of December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$150,944	$252,458
Restricted funds held for customers	870,773	137,620
Accounts receivable, net of allowances of $1,907 and $1,769, respectively	30,135	24,757
Supplier advances receivable, net of allowances of $808 and $1,099, respectively	11,551	8,855
Prepaid expenses and other current assets	13,042	8,626
Total current assets	1,076,445	432,316
Property and equipment, net	83,152	86,872
Operating lease right-of-use assets	3,467	3,139
Deferred customer origination costs, net	26,309	24,124
Goodwill	160,987	105,696
Intangible assets, net	103,753	72,442
Other noncurrent assets and deposits	4,534	1,922
Total assets	$1,458,647	$726,511
Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Accounts payable	$17,204	$25,418
Accrued expenses	59,573	40,472
Payment service obligations	870,773	137,620
Deferred revenue	8,872	6,309
Current portion of contingent consideration	950	-
Current maturities of lease obligations under finance leases	815	1,092
Current maturities of lease obligations under operating leases	1,037	1,147
Current maturities of long-term debt	1,000	1,000
Total current liabilities	960,224	213,058
Long-term liabilities
Deferred revenue, less current	12,899	1,661
Contingent consideration, less current portion	70	-
Obligations under finance leases, less current maturities	73,383	73,139
Obligations under operating leases, less current maturities	3,708	3,750
Long-term debt	101,682	98,446
Other long-term liabilities	29,553	14,939
Total liabilities	1,181,519	404,993
Commitments and contingencies
Convertible preferred stock, $0.001 par value; 40,472,166 shares authorized as of September 30, 2021 and December 31, 2020; 30,081,996 shares issued and outstanding as of September 30, 2021 and December 31, 2020; and liquidation preference of $884,842 as of September 30, 2021 and December 31, 2020	847,042	832,625
Stockholders' deficit
Common stock, $0.001 par value; 340,000,000 shares authorized as of September 30, 2021 and 240,000,000 shares authorized as of December 31, 2020; 57,600,488 shares issued and outstanding as of September 30, 2021 and 50,054,880 shares issued and outstanding as of December 31, 2020	58	50
Additional paid-in capital	229,853	161,116
Accumulated deficit	(799,825)	(672,273)
Total stockholders' deficit	(569,914)	(511,107)
Total liabilities, convertible preferred stock and stockholders' deficit	$1,458,647	$726,511

AvidXchange Holdings, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(127,552)	$(68,624)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization expense	22,334	20,733
Amortization of deferred financing costs	1,018	843
Provision for doubtful accounts	1,075	802
Stock-based compensation	3,109	852
Fair value adjustment of contingent consideration	140	-
Warrants vested in connection with consulting services	-	101
Accrued interest	811	889
Impairment on intangible and right-of-use assets	574	997
Loss on fixed asset disposal	3	3
Noncash expense on contract modification - related party	50,000	-
Fair value adjustment to derivative instrument	14,690	6,545
Deferred income taxes	162	136
Changes in operating assets and liabilities
Accounts receivable	(3,730)	(2,587)
Prepaid expenses and other current assets	(4,254)	(230)
Other noncurrent assets	(2,593)	349
Deferred customer origination costs	(2,185)	(2,558)
Accounts payable	(11,640)	2,039
Deferred revenue	13,801	432
Accrued expenses and other liabilities	3,401	8,416
Operating lease liabilities	(479)	(718)
Total adjustments	86,237	37,044
Net cash used in operating activities	(41,315)	(31,580)
Cash flows from investing activities
Purchases of equipment	(939)	(653)
Purchases of land	-	25
Purchases of intangible assets	(12,582)	(7,959)
Proceeds from sales of property and equipment	5	-
Acquisition of business, net of cash acquired	(45,963)	-
Contingent consideration and deferred obligation payments near acquisition date	(1,292)	-
Supplier advances, net	(3,467)	(1,883)
Net cash used in investing activities	(64,238)	(10,470)
Cash flows from financing activities
Proceeds from the issuance of long-term debt	2,288	3,328
Principal payments on finance leases	(872)	(1,258)
Proceeds from issuance of preferred and common stock	2,623	321,748
Transaction costs related to issuance of stock	-	(1,327)
Transaction costs related to issuance of stock - related party	-	(19,227)
Payment service obligations	733,153	34,157
Net cash provided by financing activities	737,192	337,421
Net increase in cash, cash equivalents, and restricted funds held for customers	631,639	295,371
Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	390,078	276,973
Cash, cash equivalents, and restricted funds held for customers, end of period	$1,021,717	$572,344
Supplementary information of noncash investing and financing activities
Right-of-use assets obtained in exchange for new finance lease obligations	$174	$469
Right-of-use assets obtained in exchange for new operating lease obligations	877	163
Common stock issued in business combination	31,000	-
Common stock issued as contingent consideration	500	-
Initial fair value of contingent consideration and deferred payment obligation at acquisition date	2,672	-
Property and equipment purchases in accounts payable and accrued expenses	93	-
Interest paid on notes payable	7,619	7,929
Interest paid on finance leases	5,537	5,355
Options issued in connection with bonus compensation	48	-

AvidXchange Holdings, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation from Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
Total revenues	$65,176	$47,600	$179,144	$133,065
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(25,792)	(20,972)	(71,343)	(61,638)
Depreciation and amortization expense	(5,068)	(4,244)	(14,171)	(12,564)
GAAP Gross profit	$34,316	$22,384	$93,630	$58,863
Adjustments:
Stock-based compensation expense	90	49	230	126
Depreciation and amortization expense	5,068	4,244	14,171	12,564
Non-GAAP gross profit	$39,474	$26,677	$108,031	$71,553
GAAP Gross margin	52.7%	47.0%	52.3%	44.2%
Non-GAAP gross margin	60.6%	56.0%	60.3%	53.8%

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(35,527)	$(17,984)	$(127,552)	$(68,624)
Amortization of acquired intangible assets	3,675	2,664	9,181	8,135
Impairment and write-off of intangible assets	-	-	574	924
Provision for income taxes	2	58	203	175
Stock-based compensation expense	1,157	279	3,109	852
Transaction and acquisition-related costs	662	86	3,708	185
Change in fair value of derivative instrument	14,552	-	14,690	6,545
Non-recurring items not indicative of ongoing operations	174	24	50,224	76
Total net adjustments	20,222	3,111	81,689	16,892
Non-GAAP net loss	$(15,305)	$(14,873)	$(45,863)	$(51,732)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(35,527)	$(17,984)	$(127,552)	$(68,624)
Depreciation and amortization	8,164	6,953	22,334	20,733
Impairment and write-off of intangible assets	-	-	574	924
Interest income	(35)	(613)	(332)	(1,590)
Interest expense	4,874	5,039	14,985	15,016
Provision for income taxes	2	58	203	175
Stock-based compensation expense	1,157	279	3,109	852
Transaction and acquisition-related costs	662	86	3,708	185
Change in fair value of derivative instrument	14,552	-	14,690	6,545
Non-recurring items not indicative of ongoing operations	174	24	50,224	76
Adjusted EBITDA	$(5,977)	$(6,158)	$(18,057)	$(25,708)

Reconciliation of Cash Used in Operating Activities to Free Cash Flow:
Net cash used in operating activities	$(222)	$(4,964)	$(41,315)	$(31,580)
Purchases of property and equipment	(595)	(86)	(939)	(653)
Capitalization of internal-use software costs	(4,504)	(2,810)	(12,582)	(7,959)
Free Cash Flow	$(5,321)	$(7,860)	$(54,836)	$(40,192)